ACTEL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held on May 18, 2001

TO THE SHAREHOLDERS:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Actel Corporation, a California corporation ("Actel"), will be held on May 18, 2001, at 10:30 a.m. PDT in the Consulate Room at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054, for the following purposes:

       1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

       2. To approve Actel's 1986 Incentive Stock Option Plan as amended (subject to shareholder approval) and restated to prohibit stock option repricings and cancellation/replacement awards that result in variable award accounting, prohibit the granting of any option at less than fair market value, and extend the term of the Plan until May 2011.

       3. To ratify the appointment of Ernst & Young LLP as Actel's independent auditors for the fiscal year ending January 6, 2002.

       4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

       Only shareholders of record at the close of business on March 19, 2001, are entitled to notice of and to vote at the Annual Meeting.

       All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid, self-addressed envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              David L. Van De Hey
                                              Secretary
Sunnyvale, California
March 31, 2001

                                ACTEL CORPORATION

                     --------------------------------------

                               PROXY STATEMENT FOR

                       2001 ANNUAL MEETING OF SHAREHOLDERS


       The enclosed Proxy is solicited on behalf of the Board of Directors of Actel Corporation, a California corporation ("Actel"), for use at the Annual Meeting of Shareholders to be held on Friday, May 18, 2001, at 10:30 a.m. PDT, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held in the Consulate Room at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California 95054. The telephone number at that address is (408) 496-6400.

       These proxy solicitation materials were mailed on or about April 7, 2001, to all shareholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

       Holders of record of Actel Common Stock at the close of business on March 19, 2001 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 23,559,174 shares of Actel Common Stock were issued and outstanding.

Revocability of Proxies

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Secretary of Actel a written notice of revocation or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person. The principal executive offices of Actel are located at 955 East Arques Avenue, Sunnyvale, California 94086. Actel's telephone number at that address is (408) 739-1010.

Voting and Solicitation

       Each shareholder is entitled to one vote for each share held on all matters.

       This solicitation of proxies is made by Actel and all related costs will be borne by Actel. In addition, Actel may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, or personal solicitation by paid solicitors or by directors, officers, or regular employees of Actel without payment of additional compensation. Actel has retained Morrow & Co., Inc., a proxy soliciting organization, to solicit proxies for the Annual Meeting. Their fees for soliciting proxies are estimated to be approximately $10,000, plus reasonable out-of-pocket expenses.

Required Vote

       The quorum required to conduct business at the Annual Meeting or any adjournments thereof is a majority of the shares of Common Stock issued and outstanding on the Record Date. If a quorum is present, the six candidates receiving the highest number of affirmative votes shall be elected directors; votes against any candidate and votes withheld have no legal effect. The affirmative vote of the majority of the shares represented and "entitled to vote" are required to approve Proposal No. 2 (Approval of Amended and Restated 1986 Incentive Stock Option Plan). On every other proposal set forth herein, the affirmative vote of the majority of the shares represented at the Annual Meeting and "voting" is required for approval.

       Although there is no definitive California statute or case law as to the proper treatment of abstentions and broker nonvotes, Actel believes that both abstentions and broker nonvotes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Actel also believes that neither abstentions nor broker nonvotes should be counted for purposes of determining the total number of shares represented and "voting" on each matter for which that is the required vote of the shareholders. Actel further believes that abstentions should be counted, but broker non-votes should not be counted, for purposes of determining the total number of shares represented and "entitled to vote" on each matter for which that is the required vote of the shareholders. In the absence of controlling precedent to the contrary, Actel intends to treat abstentions and broker nonvotes in the manner described in this paragraph.

Deadline for Receipt of Shareholder Proposals

       Proposals of shareholders of Actel that are intended to be presented by such shareholders at Actel's 2002 Annual Meeting of Shareholders must be received by Actel no later than December 8, 2001, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Share Ownership

       The  following  table  sets  forth  certain  information   regarding  the
beneficial ownership of Actel Common Stock by each person who is believed by Actel to have owned beneficially more than five percent of the outstanding shares of Actel Common Stock as of the Record Date:

                                                    Amount and
                                                    Nature of
                                                    Beneficial
       Name and Address of Beneficial Owner         Ownership        Percent of
                                                                      Class (1)
-------------------------------------------------  ---------------  -----------
A I M Management Group Inc.......................   1,833,080 (2)       7.8%
   11 Greenway Plaza, Suite 100
   Houston, Texas  77046
High Rock Capital LLC............................   1,256,000 (3)       5.3%
   28 State Street, 18th Floor
   Boston, Massachusetts  02109
Mellon Financial Corporation.....................   1,240,769 (4)       5.3%
   One Mellon Center
   Pittsburgh, Pennsylvania  12528
Pilgrim Baxter & Associates, Ltd.................   1,565,600 (5)       6.6%
   825 Duportail Road
     Wayne, Pennsylvania  19087
Thomson Horstmann & Bryant, Inc..................   1,275,200 (6)       5.4%
   Park 80 West, Plaza Two
   Saddle Brook, New Jersey  07663

----------------------------------------

(1) Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(2)    As  reported  by the  beneficial  owner as of  December  31,  2000,  in a
       Schedule 13G filed with the Securities and Exchange Commission ("SEC") and dated February 12, 2001. The reporting person has sole voting power with respect to 1,833,080 shares and sole dispositive power with respect to 1,833,080 shares of Common Stock. The shares are owned by subsidiaries of the reporting person, A I M Advisors, Inc. and A I M Capital Management, Inc., which are investment advisers registered under Section 203 of the Investment Advisers Act of 1940.

(2)    As  reported  by the  beneficial  owner as of  December  31,  2000,  in a
       Schedule 13G filed with the SEC and dated February 9, 2001. As of December 31, 2000, High Rock Capital LLC ("HRC") was the record owner of 1,130,800 shares and High Rock Asset Management LLC ("HRAM") HRAM was the record owner of 125,200 shares of Common Stock (collectively, the "Record Shares"). HRC has sole voting power with respect to 1,130,800 shares and sole dispositive power with respect to 1,130,800 shares of Common Stock. HRAM has sole voting power with respect to 125,200 shares and sole dispositive power with respect to 125,200 shares of Common Stock. By virtue of their relationship as affiliated limited liability companies with the same individual as President, each of HRC and HRAM may be deemed to beneficially own all of the Record Shares. Hence, each of HRC and HRAM may be deemed to beneficially own 1,256,000 shares as of December 31, 2000. Each of HRC and HRAM expressly disclaims beneficial ownership of any shares of Actel Corporation, except, in the case of HRC, for the 1,130,800 shares that it holds of record and, in the case of HRAM, for the 125,200 shares that it holds of record. HRC and HRAM are investment advisers in accordance with Rule 13d-1(b)(1)(ii)(E).

(4)    As  reported  by the  beneficial  owner as of  December  31,  2000,  in a
       Schedule 13G (Amendment No. 1) filed with the SEC and dated January 12, 2001. The reporting person has sole voting power with respect to 999,829 shares, shared voting power with respect to 107,400 shares, sole dispositive power with respect to 1,234,769 shares, and shared dispositive power with respect to 6,000 shares of Common Stock. All of the shares are beneficially owned by the reporting person and direct or indirect subsidiaries in their various fiduciary capacities. As a result, another entity in every instance is entitled to dividends or proceeds of sale. The reporting person, on behalf of itself and its direct and indirect subsidiaries, including Mellon Bank, N.A., disclaims beneficial ownership of any such shares for the purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934 ("Exchange Act").

(5)    As  reported  by the  beneficial  owner as of  December  31,  2000,  in a
       Schedule 13G filed with the SEC and dated February 14, 2001. The reporting person, which is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power with respect to 1,385,600 shares and sole dispositive power with respect to 1,565,600 shares of Common Stock.

(6)    As  reported  by the  beneficial  owner as of  December  31,  2000,  in a
       Schedule 13G (Amendment No. 2) filed with the SEC and dated February 1, 2001. The reporting person, which is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power with respect to 612,100 shares of Common Stock, shared voting power with respect to 26,000 shares of Common Stock, and sole dispositive power with respect to 1,275,200 shares of Common Stock.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

Nominees

       A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee of Actel is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. Actel is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting and until a successor has been elected.

       The Board of Directors recommends that shareholders vote "FOR" the nominees listed below:

                                                                             Director
 Name of Nominee                Age   Principal Occupation                     Since
-----------------------------  -----  -------------------------------------  --------
John C. East.................    56   President and Chief Executive Officer    1988
                                      Actel Corporation

James R. Fiebiger............    59   Chairman and Chief Executive Officer     2000
                                      Lovoltech, Inc.

Jos C. Henkens (1)(2)........    48   General Partner                          1988
                                      Advanced Technology Ventures

Jacob S. Jacobsson (2).......    47   President and Chief Executive Officer    1998
                                      Forte Design Systems

Frederic N. Schwettmann (1)(2).  61   Retired                                  1990

Robert G. Spencer (1)..........  57   Principal                                1989
                                      The Spencer Group

-----------------------------

(1)    Member of Audit Committee.

(2)    Member of Compensation Committee.

       Mr. East has served as President, Chief Executive Officer, and a director of Actel since December 1988. Mr. East also serves, at Actel's request, as a director of Adaptec, Inc. and SCS Corporation, a private company located in San Diego.

       Mr. Fiebiger has been a director of Actel since December 2000. Since December 1999, he has been Chairman and Chief Executive Officer of Lovoltech, Inc., a start-up fabless semiconductor company specializing in low voltage devices. He also serves as a director of Mentor Graphics Corporation, QLogic Corporation, and Artest Corporation. Mr. Fiebiger was President, Chief Executive Officer, and a director of GateField Corporation, President and Chief Operating Officer of VLSI Technology, Inc., and Corporate Vice President and Assistant General Manager of Motorola Semiconductor Sector.

       Mr. Henkens has been a director of Actel since April 1988. He also served as a director of Actel from October 1985 to July 1986. Mr. Henkens has been a general partner of Advanced Technology Ventures, a venture capital firm, for the past five years. Mr. Henkens also serves as a director of Credence Systems Corporation, Objectshare, Inc., and various private companies.

       Mr. Jacobsson has been a director of Actel since May 1998. Since November 2000, he has been President, Chief Executive Officer, and a director of Cynapps, Inc. and its successor by merger, Forte Design Systems, a privately-held company that will offer products and services for the hierarchical design and verification of large, complex systems and integrated circuits. For the five years prior to that, he was President and Chief Executive Officer of SCS Corporation, a privately-held, fabless semiconductor company in the Radio Frequency Identification area. Mr. Jacobsson also serves as a director of SCS Corporation and another private company.

       Mr. Schwettmann has been a director of Actel since April 1990. He is retired. Mr. Schwettmann was President, Chief Operating Officer, and a director of Read-Rite Corporation, the leading independent supplier of thin-film magnetic recording heads for Winchester disk drives, from May 1993 until September 1997. From June 1990 to May 1993, Mr. Schwettmann served on Actel's Board of Directors as the representative of Hewlett-Packard Company, where he was Vice President and General Manager of the Circuit Technologies Group.

       Mr. Spencer has been a director of Actel since February 1989. He has been the principal of The Spencer Group, a consulting firm, for the past five years.

       There is no family relationship between any director or executive officer of Actel and any other director or executive officer of Actel.

Board Meetings and Committees

       During Actel's 2000 fiscal year, which ended December 31, 2000, the Board of Directors held four meetings, the Board's Audit Committee held four meetings, and the Board's Compensation Committee held two meetings. Mr. Henkens attended fewer than 75% of the aggregate of (i) the number of meetings of regularly scheduled and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served.

       The Audit Committee, which currently consisted of Messrs. Henkens, Schwettmann, and Spencer, reviews the results and scope of the audit and other services provided by Actel's independent auditors. The Compensation Committee, which currently consists of Messrs. Henkens, Jacobsson, and Schwettmann, approves salary, benefit, and incentive compensation matters. The Board of Directors does not have a nominating committee or a committee performing the functions of a nominating committee.

Director Compensation

       Cash Compensation

       Directors who are not employees of Actel receive compensation for their services as directors at the rate of $1,500 per Board meeting attended and $1,000 per committee meeting attended. In addition, nonemployee directors receive an annual retainer of $12,000. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in the performance of their duties.

       1993 Directors' Stock Option Plan

       Actel's 1993 Directors' Stock Option Plan (the "Director Plan") provides for the grant of nonstatutory stock options to nonemployee directors of Actel. If Actel's nominees are elected, five directors (Messrs. Fiebiger, Henkens, Jacobsson, Schwettmann, and Spencer) will be eligible to receive option grants under the Director Plan. New directors are granted an option to purchase 15,000 shares of Common Stock, which vests and become exercisable as to 25% of the shares subject to the option on the dates of Actel's annual shareholder meeting occurring in each of the first, second, third, and fourth calendar years following the date of grant. Re-elected directors are granted an option to purchase 5,000 shares of Common Stock, which vests and becomes exercisable on the date of the annual shareholder meeting in the fourth calendar year following the date of grant.


               PROPOSAL NO. 2 -- APPROVAL OF AMENDED AND RESTATED
                        1986 INCENTIVE STOCK OPTION PLAN

General

       The Board of Directors is recommending shareholder approval of Actel's 1986 Incentive Stock Option Plan as amended (subject to shareholder approval) and restated by the Board on January 19, 2001, to prohibit stock option repricings and cancellation/replacement awards that result in variable award accounting ("Repricings"), prohibit the granting of any option at less than fair market value ("Below Market Options"), and extend the term of the Plan until May 2011 (collectively, the "2001 Amendments").

       The Board believes that the 1986 Incentive Stock Option Plan ("Option Plan") has served Actel well by enabling it to recruit and retain talented employees in extremely competitive workplace markets. Nevertheless, the Board recognizes that option grants represent potential future dilution to the equity interests of all shareholders. In consideration of such shareholder interests, the Board authorized a stock repurchase program in 1998 that serves to mitigate future dilution. In 1998, Actel repurchased 675,000 shares of Common Stock on the open market under a Board authorization to buy up to 1,000,000 shares. An additional 1,000,000 shares was authorized for repurchase in 1999. During 2000, Actel repurchased 886,108 shares of Common Stock. On January 19, 2001, the Board authorized the repurchase of another 1,000,000 shares. While any future stock repurchases are subject to market conditions and the consideration of alternative investment opportunities available to Actel from time to time, the Board remains committed to preserving and maximizing shareholder value.

       The Board believes that the express prohibition of Repricings and Below Market Options will conform the Option Plan to current accounting standards and prevailing shareholder views. The Board also believes that extension of the Option Plan will provide the flexibility and reserve of options necessary for Actel to compete successfully with other companies to attract and retain valuable employees in the future.

       The Board of Directors recommends that shareholders vote "FOR" the Option Plan as amended by the 2001 Amendments and restated (the "Amended Option Plan"). An abstention will have the same effect as a vote against approval of the proposed 2001 Amendments.

Summary of the Option Plan

       The Option Plan was initially approved by the Board of Directors in January 1986 and by the shareholders in May 1986. Since then, the Board and Actel's shareholders have approved numerous amendments to the Option Plan, including increases in the number of shares of Common Stock issuable under the Option Plan. The term of the Option Plan was last extended in 1994.

       The Option Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory options to employees, consultants (including sales representatives), and directors. See "Certain Federal Income Tax Information" below for information concerning the tax treatment of both incentive stock options and nonstatutory stock options. The Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and it is not subject to the Employee Retirement Income Security Act of 1974, as amended.

       At December 31, 2000, options to purchase a total of 4,721,195 shares of Common Stock had been exercised and not repurchased; options to purchase a total of 4,677,766 shares were outstanding at a weighted average exercise price of $19.54 per share; and 20,997 shares remained available for future option grants under the Option Plan. See "Amended Plan Benefits" below for disclosure regarding the approximate dollar value and number of options to purchase shares that were allocated to officers and employees under the Option Plan in 1999.

       The essential features of the Option Plan, as amended and restated, are summarized below. This summary does not purport to be complete and is subject to, and qualified by, reference to all provisions of the Option Plan and the Amended Option Plan, copies of which will be provided to you free of charge upon request.

       Purposes

       The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for employees and consultants of Actel, and to promote the success of Actel's business.

       Administration

       The Option Plan may be administered by different bodies with respect to optionees who are directors, officers who are not directors, and employees of Actel who are neither officers nor directors. With respect to the grant of options to employees who are also officers and directors, subject to Section 16 of the Exchange Act, the Option Plan shall be administered by (i) the Board of Directors of Actel, provided that the Board may do so in compliance with Rule 16b-3 promulgated under the Exchange Act, or (ii) a committee designated by the Board and constituted in such a manner as to comply with Rule 16b-3. With respect to grants to employees or consultants who are neither officers nor directors of Actel, the Option Plan shall be administered by the Board or by a committee of the Board. The Option Plan is currently administered by the Compensation Committee of the Board.

       The  administrators  of the Option  Plan have full power to select,  from among the employees and consultants of Actel eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participant, and to determine the specific terms of each grant, subject to the provisions of the Option Plan. The interpretation and construction of any provision of the Option Plan by the administrators shall be final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Option Plan.

       Eligibility

       The Option Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of Actel or its parent, if any, or subsidiary. Incentive stock options may only be granted to employees. The Board of Directors or its committee selects the individuals to whom options will be granted and determines the number of shares to be represented by each option as well as the terms thereof.

       Grant Limitation

       The Option Plan limits the number of shares that may be granted to an employee under the Option Plan to 500,000 in any fiscal year. This limit is subject to appropriate adjustment in the event of stock splits, reverse stock splits, and the like. The purpose of this limit, which is intended to comply with Section 162(m) of the Code and the regulations thereunder, is to preserve Actel's ability to deduct in full any compensation expense related to employee stock options.

       Stock Options

       Each option granted under the Option Plan is to be evidenced by a written stock option agreement between Actel and the optionee and is subject to the following additional terms and conditions:

              Exercise of the Option. The Board or its committee determines on the date of grant when options become exercisable. An option is exercised by giving written notice of exercise to Actel specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Actel. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the option agreement and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) shares of Common Stock, (v) the delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise and delivery to Actel the amount of sale or loan proceeds required to pay the exercise price, (vi) any combination of the foregoing methods, or (vii) such other consideration and method of payment permitted under applicable law.

              Exercise Price. The exercise price of options granted under the Option Plan is determined on the date of grant. In the event of the grant of a nonstatutory option below the fair market value, the difference between fair market value on the date of grant and the exercise price would be treated as a compensation expense for accounting purposes and would therefore affect Actel's earnings. In the case of options granted to an employee who at the time of grant owns more than 10% of the voting power of all classes of stock of Actel or any parent or subsidiary, the exercise price must be at least 110% of the fair market value per share of the Common Stock at the time of grant. The exercise price of incentive stock options must be at least 100% of the fair market value per share at the time of grant. Under the Amended Option Plan, the exercise price of nonstatutory options must also be at least 100% of the fair market value per share at the time of grant.

              The fair market value of a share of Common Stock shall be the closing sales price for such stock as quoted on the Nasdaq National Market on the date of grant. If the Common Stock of Actel is traded on Nasdaq (but not on the Nasdaq National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the fair market value of a share of Common Stock of Actel shall be the mean between the bid and asked prices for the Common Stock on the date of grant.

              Termination. If the optionee's employment or consulting relationship with Actel is terminated for any reason (other than death or total and permanent disability), options may be exercised within 30 days (or such other period of time not exceeding three months as is determined by the Board or its committee) after such termination as to all or part of the shares as to which the optionee was entitled to exercise at the date of such termination, provided that the option may be exercised no later than its expiration date.

              Disability. If an optionee is unable to continue his or her employment or consulting relationship with Actel as a result of total and permanent disability, options may be exercised at any time within six months (or such other period of time not exceeding 12 months as is determined by the Board or its committee) from the date of disability to the extent such options were exercisable at the date of disability, provided that the option may be exercised no later than its expiration date.

              Death. If an optionee dies while serving as an employee or consultant of Actel, options become fully vested and may be exercised at any time within 12 months after the date of death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance, provided that the option may be exercised no later than its expiration date. Term and Termination of Options. At the time an option is granted, the Board or its committee determines the period within which the option may be exercised. The form of option agreement provides that options granted under the Option Plan expire 10 years from the date of grant. In no event may the term of an incentive stock option be longer than 10 years. No option may be exercised by any person after the expiration of its term. An incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of Actel may not have a term of more than five years.

              Nontransferability of Options. An option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

              Other Provisions. The option agreement may contain such other terms, provisions, and conditions not inconsistent with the Option Plan as may be determined by the Board or its committee.

       Stock Subject to the Option Plan

       The Option Plan provides that the aggregate number of shares that may be optioned and sold under the Plan is increased annually on the first day of each fiscal year by such amount as is necessary to make the total number of shares available for grant under the Option Plan equal to 5% of Actel Common Stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the "Annual Replenishment"). Following the Annual Replenishment on January 1, 2001, a total of 10,536,971 shares of Common Stock were reserved for issuance under the Option Plan, of which 1,166,558 shares were available for future option grants (including 885,781 shares available for issuance as incentive stock options).

       Adjustments; Dissolutions; Mergers and Asset Sales

       In the event any change, such as a stock split or dividend, is made in Actel's capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by Actel, an appropriate adjustment shall be made in the number of shares under the Option Plan and the price per share covered by each outstanding option.

       In the event of the proposed dissolution or liquidation of Actel, all outstanding options will terminate immediately prior to the consummation of such proposed action. However, the Board may, in its discretion, make provision for accelerating the exercisability of shares subject to options under the Option Plan in the event of such a proposed dissolution or liquidation.

       In the event of the merger of Actel with or into another corporation or a proposed sale of all or substantially all of the assets of Actel, each outstanding option shall be assumed or substituted by the successor corporation. However, if a successor does not so assume or substitute, each participant shall have the right to exercise the option as to all shares subject to such option, including shares as to which the option would not otherwise have been exercisable.

       Amendment and Termination

       The Board may amend the Option Plan at any time or from time to time or may terminate the Option Plan without approval of the shareholders, except that shareholder approval is required for any amendment to the Option Plan requiring shareholder approval under applicable law as in effect at the time. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Option Plan. The Board may accelerate the vesting of any option or waive any condition or restriction pertaining to such option at any time. The Board may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then-current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. Under the Amended Option Plan, the Board may not substitute new options for previously granted stock options or reduce the price of any option if such substitution or reduction would result in variable award accounting. The Amended Option Plan will terminate on May 18, 2011, unless further extended or earlier terminated. Any options outstanding under the Option Plan at the time of its termination will remain outstanding until they expire by their terms.

Certain Federal Income Tax Information

       An optionee who is granted an incentive stock option will not recognize taxable income either at the time of grant or exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise and (ii) the sale price of the shares.

       An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of Actel will be subject to tax withholding by Actel. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Actel will be entitled to a tax deduction in the same amount as the ordinary income recognized by an optionee with respect to shares acquired upon exercise of an option.

       The foregoing summary of the federal income tax consequences of Option Plan transactions is based upon federal income tax laws in effect on the date of this Proxy Statement. This summary does not purport to be complete, and does not discuss foreign, state, or local tax consequences.

       The following table summarizes the approximate dollar value and number of options to purchase shares that were allocated pursuant to the Option Plan in the last completed fiscal year to (i) the executive officers named in the Summary Compensation Table, (ii) all executive officers as a group, and (iii) all employees who are not executive officers as a group. Only directors who are also executive officers of Actel are eligible to receive options under the Option Plan.

                              Amended Plan Benefits

                                                              1986 Incentive Stock
                                                                  Option Plan (1)
                                                            ------------------------
                                                                           Number of
                                                                            Option
                                                            Dollar Value    Shares
Name and Position                                              (2)         Granted
---------------------------------------------------------   ------------   --------
John C. East.............................................   $   (50,455)    129,616
   Chief Executive Officer and President

Esmat Z. Hamdy...........................................        32,934      56,930
   Senior Vice President of Technology and Operations

Paul V. Indaco...........................................          (572)     47,687
   Vice President of Sales

Fares N. Mubarak.........................................        39,024      58,610
   Vice President of Engineering

Henry L. Perret..........................................        32,934      56,930
   Vice President of Finance and Chief Financial Officer

Executive Officer Group (9 Persons)......................      (130,809)    506,070

Non-Executive Officer Employee Group.....................   (10,632,601)  1,529,258

----------------------------------------

(1) Future benefits under the Option Plan are not determinable because the value of options depends on the market price of Actel Common Stock on the date of grant. In addition, grants of options under the Option Plan are at the discretion of Actel's Board of Directors.


(2) Indicates the difference between the exercise price of the options granted and $24.1875, the closing price of Actel Common Stock on December 29, 2000, the last business day in fiscal 2000.


                PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

       The Board of Directors has selected Ernst & Young LLP to audit the financial statements of Actel for the current fiscal year, which ends January 6, 2002. The Board of Directors recommends that shareholders vote "FOR" ratification of the selection of Ernst & Young LLP as Actel's independent auditors. In the event of a negative vote, the Board will reconsider its selection.

       Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                OTHER INFORMATION

Security Ownership of Management

       The  following  table  sets  forth  certain  information   regarding  the
beneficial ownership of Actel Common Stock as of the Record Date by (i) each director, (ii) each officer named in the Summary Compensation Table, and (iii) all directors and officers as a group:



                                                                                        Shares         Percentage
                                                                                     Beneficially     Beneficially
                                       Name                                            Owned (1)        Owned (2)
--------------------------------------------------------------------------------     ------------     ------------
John C. East (3)................................................................        292,110            1.2%
James R. Fiebiger (4)...........................................................         10,434             *
Esmat Z. Hamdy (5)..............................................................         64,218             *
Jos C. Henkens (6)..............................................................         16,297             *
Paul Indaco (7).................................................................         64,825             *
Jacob S. Jacobson (8)...........................................................          7,500             *
Fares N. Mubarak (9)............................................................         36,178             *
Henry L. Perret (10)............................................................         53,024             *
Frederic N. Schwettmann (11)....................................................         32,500             *
Robert G. Spencer (12)..........................................................         30,166             *
All Directors and Executive Officers as a Group (13 persons) (13)...............        719,837            3.1%

----------------------------------------

*        Less than one percent.

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned.

(2) Calculated as a percentage of shares of Common Stock outstanding as of the Record Date.

(3) Includes 191,862 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(4) Includes 3,750 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(5) Includes 25,163 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(6) Includes 12,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(7) Includes 59,999 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(8) Includes 7,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(9) Includes 35,172 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(10) Includes 32,892 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(11) Includes 32,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(12) Includes 27,500 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

(13) Includes 499,773 shares issuable pursuant to stock options that are exercisable within 60 days after the Record Date.

Certain Transactions

       On February 3, 2000, David L. Van De Hey, Actel's Vice President & General Counsel, exercised options to purchase 34,952 shares of Common Stock and, as permitted under the Option Plan, tendered a promissory note for payment of the $367,674.25 purchase price. The promissory note is a full-recourse obligation secured by the shares purchased. The note has a three-year term and bears interest at the rate of 6.11% per annum, compounded semiannually. The largest aggregate amount of indebtedness outstanding at any time during the last fiscal year was $378,906.70, and the amount currently outstanding is $390,482.30.

Executive Compensation

       Summary of Officer Compensation

       The following table sets forth information concerning the compensation of the five mostly highly compensated executive officers who were serving as executive officers of Actel at the end of the last completed fiscal year:

                                       24
                         Summary Compensation Table (1)


                                                                                                                 Long Term
                                                                                                                Compensation
                                                                                                                ------------
                                                                          Annual Compensation                      Awards
                                                            -------------------------------------------------   ------------
                                                                                                                 Securities
                                                                                                Other Annual     Underlying
                     Name and Principal Position             Year      Salary      Bonus (2)    Compensation       Options
--------------------------------------------------------    -----   ----------   -----------   --------------   ------------
John C. East............................................     2000   $  378,863   $   445,044   $       0        140,000
   President and Chief Executive Officer                     1999      351,700       163,960           0        160,000 (3)
                                                             1998      328,468        92,643           0        120,000

Esmat Z. Hamdy..........................................     2000      275,434       229,261           0         63,000
   Senior Vice President of Technology & Operations          1999      268,443        98,731           0         50,000 (4)
                                                             1998      237,975        55,787           0         65,000

Paul V. Indaco..........................................     2000      256,620       221,469       8,700 (5)     52,000
   Vice President of Sales                                   1999      210,897        79,172      46,103 (6)    155,000 (7)

Fares N. Mubarak........................................     2000      271,250       223,111           0         65,000
   Vice President of Engineering                             1999      238,000        97,824           0         50,000
                                                             1998      187,500        44,550           0         89,979 (8)

Henry L. Perret...........................................   2000      249,820       242,741           0         63,000
   Vice President of Finance and Chief Financial Officer     1999      219,230        85,953           0         50,000 (9)
                                                             1998      194,701        47,025           0         74,092 (10)

-------------------------------------------------------

(1) Except as set forth in this table, there was no reportable compensation awarded to, earned by, or paid to the named executive officers in 2000.

(2) Actel generally pays bonuses in the year following that in which they are earned. In 1999, however, nearly all of the bonuses to executive officers were paid in the year in which they were earned.

(3)    15,000 options granted in 1999 were cancelled.

(4)    4,000 options granted in 1999 were cancelled.

(5)    Other compensation in 2000 related to car allowance.

(6)    Other compensation in 1999 related to car allowance and hiring bonus.

(7)    25,000 options granted in 1999 were cancelled.

(8)    25,024 options granted in 1998 were cancelled.

(9)    6,000 options granted in 1999 were cancelled.

(10) Includes 26,250 options granted in 1997 that were repriced in 1998 and 18,906 options granted in 1998 that were cancelled.

       Option Grants

       The following table sets forth certain information with respect to stock options granted during 2000 to each of the executive officers named in the Summary Compensation Table:


                                                          Option Grants in Last Fiscal Year

                                                                               Potential Realizable Value at Assumed
                                                                              Annual Rates of Stock Price Appreciation
                                     Individual Grants (1)                                for Option Term (2)
                           ------------------------------------------------   ----------------------------------------
                                         % of Total
                                          Options
                            Number of    Granted to
                           Securities    Employees    Per Share
                           Underlying    in Fiscal    Exercise  Expiration
         Name              Options (3)     Year         Price      Date          0%          5%             10%
------------------------   -----------   ----------   ---------  ----------   -------   ------------    -------------
John C. East............    75,000 (4)      2.72%    $  27.500   02/18/10     $     0    $  1,297,095    $   3,287,094
                            65,000 (5)      2.36%       20.563   12/21/10           0         840,557        2,130,136

Esmat Z. Hamdy..........    25,000 (4)      0.91%       27.500   02/18/10           0         432,365        1,095,698
                            38,000 (5)      1.38%       20.563   12/21/10           0         491,403        1,245,311

Paul V. Indaco..........    25,000 (4)      0.91%       27.500   02/18/10           0         432,365        1,095,698
                            27,000 (5)      0.98%       20.563   12/21/10           0         349,154          884,826

Fares N. Mubarak........    25,000 (4)      0.91%       27.500   02/18/10           0         432,365        1,095,698
                            40,000 (5)      1.45%       20.563   12/21/10           0         517,266        1,310,853

Henry L. Perret.........    25,000 (4)      0.91%       27.500   02/18/10           0         432,365        1,095,698
                            38,000 (5)      1.38%       20.563   12/21/10           0         491,403        1,245,311

-------------------------------------------------------

(1) The exercise price of these options is equal to the fair market value of Actel Common Stock on the date of grant. The options expire ten years from the date of grant, are not transferable by the optionee (other than by will or the laws of descent and distribution), and are exercisable during the optionee's lifetime only by the optionee. To the extent exercisable at the time of termination, options may be exercised within 30 days following termination of the optionee's employment with Actel, unless termination is the result of total and permanent disability, in which case the options may be exercised at any time within six months following termination, or unless termination is the result of death, in which case the options become fully vested and may be exercised at any time within 12 months following death by the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance.

(2) The 0%, 5%, and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not represent Actel's estimate or projection of future Common Stock prices. The "potential realizable value" at the assumed rates of appreciation was calculated using the applicable exercise price as the base.

(3) Options vest and are fully exercisable upon an "involuntary termination" of employment other than for "cause" following a "change of control" of Actel.

(4) Option vests 50% on March 1, 2002, then quarterly at a rate of 6.25% until March 1, 2004.

(5) Option vests 6.25% on March 21, 2000, then quarterly at a rate of 6.25% until December 21, 2004.

       Option Values

       The following table sets forth certain information concerning the number of options exercised during 2000 by the executive officers named in the Summary Compensation Table, as well as the number and aggregate value of shares covered by both exercisable and unexercisable stock options held by such executive officers as of December 31, 2000, the end of the fiscal year.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                         Number of Securities          Value of Unexercised
                                                        Underlying Unexercised         In-the-Money Options
                                                      Option at Fiscal Year-End       at Fiscal Year-End (1)
                                                      -------------------------   -----------------------------
                            Shares
                           Acquired      Value                          Not                           Not
    Name                 On Exercise   Realized (2)   Exercisable   Exercisable    Exercisable     Exercisable
-----------------------  -----------   ------------   -----------   -----------   -------------   -------------
John C. East...........    103,537     $  1,817,190     215,827       406,250     $  2,885,499    $   3,238,906

Esmat Z. Hamdy.........     36,399          749,143      19,539       161,125          185,826        1,266,344

Paul V. Indaco.........     10,000          190,125      51,250       145,750          570,156        1,133,344

Fares N. Mubarak.......     45,000        1,090,989      26,186       151,875          262,603        1,185,966

Henry L. Perret........     54,942        1,116,162      27,768       149,875          331,524        1,134,974

-----------------------

(1) Calculated on the basis of the difference between the closing market price as of the fiscal year end ($24.1875) and the exercise price.

(2) Calculated on the basis of the difference between the closing market price as of the exercise date and the exercise price, or in the case where the exercised option is sold on the same day, the difference between the sale price and the exercise price.

       Change-in-Control Arrangements

       Actel and its executive officers have entered into Management Continuity Agreements, which are designed to ensure continued service in the event of a "change of control." Each Agreement provides for accelerated vesting of an officer's stock options outstanding at the time of a change in control if the officer dies or in the event of an "involuntary termination" of the officer's employment other than for "cause" following the change of control.

       Actel has an Employee Retention Plan, which provides that all Actel employees, including executive officers, who hold unvested stock option as of the date of any "change of control" of Actel shall receive, upon remaining in the employ of Actel for six months following the date of such change of control (or earlier, if terminated other than for "cause" prior to the end of such six month period), an amount equal to one-third of the aggregate "spread" on their unvested options as of the date of such change of control. Payment shall be made in common stock of the acquirer. For this purpose, the "spread" is defined as the difference between the change-of-control price and the option exercise price.

       "Change of control" is defined as (i) acquisition by any person of beneficial ownership of more than 30% of the combined voting power of Actel's then-outstanding securities; (ii) a change of the majority of the Board of Directors within a two-year period; (iii) the consummation of a merger or consolidation of Actel with any other corporation that has been approved by the shareholders of Actel, other than a merger or consolidation that would result in the voting securities of Actel outstanding immediately prior thereto continuing to represent at least 50% of the total voting power represented by the voting securities of Actel or the surviving entity outstanding immediately after such merger or consolidation; or (iv) approval by the shareholders of Actel of a plan of complete liquidation of Actel or an agreement for the sale or disposition by Actel of all or substantially all of Actel's assets.

Compensation Committee Report

       The following report is provided to shareholders by the Compensation Committee of the Board of Directors.

       Background

       Since Actel's incorporation in 1986, the Compensation Committee, which is a standing committee of the Board of Directors, has been primarily responsible for establishing and reviewing Actel's management compensation policies. Since Actel's initial public offering in August 1993, the Compensation Committee has formally administered Actel's management compensation policies and plans, including the 1986 Incentive Stock Option Plan and the 1993 Employee Stock Purchase Plan. The Compensation Committee has the same authority as the Board to act on all compensation matters, except for actions requiring shareholder approval or related to the compensation of directors.

       No member of the Compensation Committee is a former or current officer or employee of Actel. The current members of the Compensation Committee are Jos C. Henkens, Jacob S. Jacobsson, and Frederic N. Schwettmann. Mr. Henkens has been a member of the Compensation Committee since 1986, Mr. Jacobsson since 1998, and Mr. Schwettmann since 1993. Meetings of the Compensation Committee are attended by Actel's Vice President of Human Resources and/or Chief Financial Officer, who provide background and market information and make executive compensation recommendations but do not vote on any matter before the Compensation Committee.

       Compensation Policy

       There are three major elements of Actel's executive compensation program. The first element is annual cash compensation in the form of base salary and incentive bonuses. The second element is long-term incentive stock options, which are designed to align compensation incentives with shareholder goals. The third element is compensation and employee benefits generally available to all employees of Actel, such as the 1993 Employee Stock Purchase Plan, health insurance, and a 401(k) plan.

       The Compensation Committee establishes the compensation of each officer principally by considering the average compensation for officers in similar positions with 20 companies in the semiconductor, software, and CAE industries that have annual revenues between $100 million and $999 million (the "Reference Group"). The purpose of monitoring the Reference Group is to provide a stable and continuing frame of reference for compensation decisions. Most of the companies in the Reference Group are included in the Nasdaq Electronic Component Stocks index (see "Company Stock Performance" below). The composition of the Reference Group is subject to change from year to year based on the Committee's assessment of comparability, including the extent to which the Reference Group reflects changes occurring within Actel and in the industry as a whole. Actel's policy is to have officer compensation near the average of the Reference Group.

       After analyzing Reference Group base salaries as compared with salaries of Actel's officers, the Compensation Committee determines an annual salary increase budget. In January 2000, the Committee approved base salary increases averaging approximately 4% for Actel's officers. The salary increase budget is then allocated among officers on the basis of individual performance against objectives related to their respective areas of responsibility. Performance objectives are proposed by individual officers, negotiated by the executive staff, and approved by the Compensation Committee with the advice of the Chief Executive Officer.

       Under Actel's Executive Bonus Plan for 2000, incentive cash payments were based on Actel's revenues and profits, the achievement of corporate goals, and the growth of Actel relative to its principal competitors. The revenue and profitability objectives were established in the Plan on a sliding scale, so that the percentage achievement of each was determinable objectively at the end of the year. The corporate goals for 2000 included engineering, selling, and marketing objectives, which were weighted in the order indicated. The engineering objectives included silicon, software, and process goals. The selling objectives included sales and design win goals. The marketing objectives included product launch and product planning goals. The revenue, profitability, and corporate goals were weighted differently under the Executive Bonus Plan for some executive officers, based on relevance to their positions, but had an aggregate weighting of 80% for all executive officers. The "competitive performance" objective accounted for the other 20%, and it was also determinable objectively at the end of the year. In 2000, Actel achieved 207% of the revenue objective, 253% of the profitability objective, and 0% of the competitive performance objective. In January 2001, the Compensation Committee determined that Actel had achieved 80% of the corporate goals. This measure of performance was then multiplied by the target bonus under the Plan, which was 60% of base salary for each executive officer (other than the Chief Executive Officer). The result was bonus payments to executive officers (other than the Chief Executive Officer) for 2000 that averaged approximately 83% of base salary. Bonuses were paid under the Executive Bonus Plan in January 2001. The Committee believes the bonus amount for 2000 was reasonable in light of Actel's operating results.

       Actel believes that executive officers should hold substantial, long-term equity stakes in Actel so that the interests of executive officers will coincide with the interests of the shareholders. As a result, stock or stock options constitute a significant portion of the compensation paid by Actel to its officers. After analyzing the practices of the Reference Group, the Compensation Committee determines an annual budget for option grants to Actel's employees and officers. In granting stock options to officers, the Compensation Committee considers a number of factors, such as the officer's position, responsibility, and equity interest in Actel, and evaluates the officer's past performance and future potential to influence the long-term growth and profitability of Actel. After taking these considerations into account, the Compensation Committee in 2000 granted the options to purchase shares of Common Stock to Messrs. East, Hamdy, Indaco, Mubarak, and Perret shown on the "Option Grants" table. All of such options were granted at the value of Actel's Common Stock on the date of grant.

       Compensation of Chief Executive Officer

       The Compensation Committee generally uses the same factors and criteria described above in making compensation decisions regarding the Chief Executive Officer. In 2000, Mr. East's annual base salary was adjusted from $363,709 to $381,894, an increase of 5%. Mr. East's 2000 bonus was determined under Actel's Executive Bonus Plan in the manner described above (except that his target bonus was 70% of his base salary) and resulted in a payment of $445,044, or approximately 117% of his base salary.

       Deductibility of Executive Compensation

       Beginning in 1994, the Code limited the federal income tax deductibility of compensation paid to Actel's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Actel may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). Considering Actel's current compensation plans and policy, Actel and the Compensation Committee believe that, for the near future, there is little risk that Actel will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, Actel's compensation plans and policy will be modified to maximize deductibility if Actel and the Compensation Committee determine that such action is in the best interests of Actel.

                                                Jos C. Henkens

                                                Jacob S. Jacobsson

                                                Frederic N. Schwettmann


Compensation Committee Interlocks and Insider Participation

       No member of the Compensation Committee is an officer or employee of Actel or any of its subsidiaries, and no officer or employee of Actel or any of its subsidiaries has served as a member of the Compensation Committee since Actel's initial public offering.

Audit Committee Report

       The following report is provided to shareholders by the Audit Committee of the Board of Directors.

       The Audit Committee of Actel's Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board, which is attached to this Proxy Statement as Exhibit A. The members of the Committee are listed at the end of this report.

       Management is responsible for Actel's internal controls and the financial reporting process. The independent accountants (auditors) are responsible for performing an independent audit of Actel's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor these processes. In addition, the Committee recommends to the Board the appointment of Actel's auditors (Ernst & Young LLP).

       In this context, the Committee has discussed with Actel's auditors the overall scope and plans for the independent audit. Management represented to the Committee that Actel's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

       Discussions about Actel's audited financial statements included the auditors' judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with the auditors other matters required by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

       Actel's auditors provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Committee discussed the auditors' independence with management and the auditors. In addition, the Committee considered whether the information technology and other non-audit consulting services provided by the auditors' firm could impair the auditors' independence and concluded that such services have not impaired the auditors' independence.

       Based on the Committee's discussion with management and the auditors and the Committee's review of the representations of management and the report of the auditors to the Committee, the Committee recommended to the Board that the audited consolidated financial statements be included in Actel's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                Jos C. Henkens
                                                Frederic N. Schwettmann
                                                Robert G. Spencer

Audit Fees

       The aggregate fees billed for professional services rendered by Actel's auditors, Ernst & Young LLP, for the most recent fiscal year consisted of the following:

     Audit Fees....................................................  $ 326,900

     Audit Related Fees............................................     67,575

     Financial Information Systems Designs and Implementation Fees.          0

     All Other Fees................................................     98,143

Company Stock Performance

       The following graph shows a comparison of cumulative total return for Actel Common Stock, The Nasdaq Stock Market (US), and Nasdaq Electronic Component Stocks. In preparing the graph, it was assumed that (i) $100 was invested on December 31, 1995, in Actel Common Stock, The Nasdaq Stock Market
(US), and Nasdaq Electronic Component Stocks and (ii) all dividends were reinvested.

                      Comparison of Cumulative Total Return

                                [GRAPHIC OMITTED]

                                      12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
                                      --------  --------  --------  --------  --------  --------
Nasdaq Stock Market..................   $100      $123      $151      $213      $395      $238

Nasdaq Electronic Components Stocks..   $100      $173      $182      $280      $522      $426

Actel Corporation....................   $100      $221      $117      $186      $223      $225


The closing price of Actel Common Stock on December 29, 2000, the last trading day in 2000, was $24.1875. The closing price of Actel Common Stock on March 30, 2000, was $20.4375.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       To Actel's knowledge, based solely on review of the copies of such reports furnished to Actel, all directors, officers, and beneficial owners of more than ten percent of Common Stock of Actel filed with the SEC on a timely basis all reports required by Section 16(a) of the Exchange Act during Actel's most recent fiscal year.

                                  OTHER MATTERS

       Actel knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              David L. Van De Hey
                                              Secretary
Dated:  March 31, 2001

ACTEL WILL MAIL WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST A COPY OF ACTEL'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ACTEL CORPORATION, 955 EAST ARQUES AVENUE, SUNNYVALE, CALIFORNIA 94086-4533.

                                    Exhibit A

                             Audit Committee Charter
                             -----------------------

Organization

       The audit committee of the Board of Directors shall be comprised of at least three directors who are independent of management and Actel. Members of the audit committee shall be considered independent if they have no relationship to Actel that may interfere with the exercise of their independence from management and Actel. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

       The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of Actel, and the quality and integrity of financial reports of Actel. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of Actel.

Responsibilities

       In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of Actel are in accordance with all regulatory requirements and are of the highest quality.

       In carrying out these responsibilities, the audit committee will:

       o Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

       o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of Actel and its divisions and subsidiaries.

       o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives. It is the shareholders who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate the independent auditors.

       o Meet with the independent auditors and financial management of Actel to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

       o Review with the independent auditors, Actel's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of Actel, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

       o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

       o      Inquire  of  management   and  the   independent   auditors  about
              significant risks or exposures and assess the steps management has taken to minimize such risks to Actel.

       o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and the content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors.

       o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

       o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of Actel's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

       o Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

       o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussion with audit committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

       o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

       o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

       o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, if in its judgment, it is appropriate.

       o Review Actel's disclosure in the proxy statement for its annual meeting of shareholders that describes that the committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                                ACTEL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 18, 2001
                        10:30 a.m. Pacific Daylight Time

                                 Consulate Room
                                 Embassy Suites
                               2885 Lakeside Drive
                              Santa Clara, CA 95054

Embassy Suites Santa Clara Silicon Valley is located five miles north of the San Jose International Airport at the intersection of Highway 101 and Great America Parkway exit. From Highway 101 North,take the Bowers Avenue/Great America exit and turn left. Turn right on Augustine,and then turn right on Lakeside Drive to the hotel.

[MAP]

                                      PROXY

This proxy is solicited by the Board of Directors for use at the annual Meeting on May 18, 2001. The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint John C. East and Jos C. Henkens, and each of them, with full power of substitution, to vote your shares on the mattes shown on the verse side and any other matters which may come before the Annual Meeting and all adjournments.

                      See reverse for voting instructions.

         The Board of Directors Recommends a Vote FOR Items 1, 2, and 3.

1.   Election of Directors:   01 John C. East
                              02 James R. Fiebiger
                              03 Jos C. Henkens
                              04 Jacob S. Jacobsson
                              05 Frederic N. Schwettmann
                              06 Robert G. Spencer

       -- Vote FOR all nominees               -- Vote WITHHELD from all nominees

(Instructions:  To withhold  authority to
vote for any  indicated  nominee,  write
the  number(s) of the  nominee(s) in the     -----------------------------------
box provided to the right.)

2.   To  approve  Actel  Corporation's  1986     -- FOR   -- AGAINST  -- ABSTAIN
     Incentive  Stock Option Plan as amended
     and  restated to prohibit  stock option
     repricings and cancellation/replacement
     awards that  result in  variable  award
     accounting,  prohibit  the  granting of
     any  option at less  than  fair  market
     value,  and extend the term of the Plan
     until May 2011.

3.   To ratify  the  appointment  of Ernst &     -- FOR   -- AGAINST  -- ABSTAIN
     Young   LLP  as   Actel   Corporation's
     independent auditors.



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box --
Indicate changes below:

                                      Date:
                                               ---------------------------------


                                        ----------------------------------------

                                        ----------------------------------------

                                        Signature(s) in Box.

                                        Please  sign  exactly  as  your  name(s)
                                        appear  on  Proxy.   If  held  in  joint
                                        tenancy,    all   persons   must   sign.
                                        Trustees,  administrators,  etc., should
                                        include     title     and     authority.
                                        Corporations should provide full name of
                                        corporation   and  title  of  authorized
                                        officer signing the proxy.

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Actel Corporation, c/o: Shareowner Services, P.O. Box 64873, St Paul, MN 55164-0873

                                                                        Appendix

                                ACTEL CORPORATION

                        1986 INCENTIVE STOCK OPTION PLAN

                   Amended and Restated Effective May 19, 2001

                        [subject to shareholder approval]



1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

       Options granted hereunder may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "non-statutory stock options", at the discretion of the Administrator and as reflected in the terms of the written option agreement.

2.     Definitions.  As used  herein,  the  following  definitions  shall apply:

       (a) "Administrator" shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

       (b)    "Applicable  Laws" shall mean the legal  requirements  relating to
              the   administration   of  stock  option  plans  under  California
              corporate and securities laws and the Code.

       (c)    "Board" shall mean the Board of Directors of the Company.

       (d)    "Common Stock" shall mean the Common Stock of the Company.

       (e)    "Company" shall mean Actel Corporation, a California corporation.

       (f) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

       (g) "Consultant" shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term
              "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

       (h) "Continuous Status as an Employee or Consultant" shall mean that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

       (i) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

       (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

       (l) "Officer" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

       (m)    "Option" shall mean a stock option granted pursuant to the Plan.

       (n)    "Optioned Stock" shall mean the Common Stock subject to an Option.

       (o) "Optionee" shall mean an Employee or Consultant who receives an Option.

       (p) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Internal Revenue Code of 1986, as amended.

       (q) "Plan" shall mean this 1986 Incentive Stock Option Plan, as amended.

       (r) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

       (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

       (t) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 5,497,897 shares of Common Stock, increased annually on the first day of each of the Company's fiscal years during the term of the Plan (and subsequent to the May 2, 1996, amendment to and restatement of the Plan) in an amount equal to 5% of the Company's common stock issued and outstanding at the close of business on the last day of the immediately preceding fiscal year (the "Annual Replenishment"), with only the 5,497,897 shares and subsequent annual increases in an amount equal to the lesser of (i) 885,931 shares and (ii) the number of shares subject to the Annual Replenishment to be available for issuance as "incentive stock options" qualified under Section 422 of the Internal Revenue Code. All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

       If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.     Administration of the Plan.

       (a)    Procedure.


              (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

              (ii) Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Option grants made to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3.

              (iii) Administration With Respect to Other Persons. With respect to Option grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

       (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

              (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 9(b) of the Plan;

              (ii) to select the Consultants and Employees to whom Options may be granted hereunder;

              (iii) to determine whether and to what extent Options are granted hereunder;

              (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

              (v)    to approve forms of agreement for use under the Plan;

              (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

              (viii) to  prescribe,  amend and  rescind  rules  and  regulations relating to the Plan;

              (ix) to modify or amend each Option (subject to Section 14(c) of the Plan);

              (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

              (xi) to determine the terms and restrictions applicable to Options; and

              (xii) to make all other determinations deemed necessary or advisable for administering the Plan.

       (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. Eligibility. Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

6.     Limitations.

       (a) Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

       (b) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time.

       (c)    The  following  limitations  shall  apply to grants of  Options to
              Employees:

              (i)    No  Employee  shall be  granted,  in any fiscal year of the
                     Company,   Options  to  purchase  more  than  five  hundred
                     thousand Shares.

              (ii)   The foregoing limitation shall be adjusted  proportionately
                     in   connection   with   any   change   in  the   Company's
                     capitalization as described in Section 12(a).

              (iii) If an Option is cancelled (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limit set forth in Section 6(c)(i). For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

       (d) The Administrator shall not substitute new Options for previously granted Options or reduce the exercise price of any Option if such substitution or reduction would result in variable award accounting.

7.     Term of Plan.  The Plan shall continue in effect until May 18, 2011.


8. Term of Option. The term of each Option shall be stated in the Notice of Grant; provided, however, that in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.     Exercise Price and Consideration.

       (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

              (i)    In the case of an Incentive Stock Option

                     (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

       (b) The fair market value shall be determined by the Administrator in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

       (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; promissory note; other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and
              (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; for options granted subsequent to the effective date of the 1993 amendments to the Plan, delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

10.    Exercise of Option.

       (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided, however, that an Incentive Stock Option granted prior to January 1, 1987 shall not be exercisable while there is outstanding any incentive stock option which was granted, before the granting of such Incentive Stock Option, to the same Optionee to purchase stock of the Company, any Parent or Subsidiary, or any predecessor corporation of such corporations. For purposes of this provision, an incentive stock option shall be treated as outstanding until such option is exercised in full or expires by reason of lapse of time.

                     An Option may not be exercised for a fraction of a Share.

                     An  Option  shall be deemed to be  exercised  when  written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                     Exercise  of an  Option  in any  manner  shall  result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b) Termination of Status as an Employee or Consultant. If an Employee or Consultant ceases to serve as an Employee or Consultant, he or she may, but only within 30 days (or such other period of time not exceeding three months as is determined by the Administrator at the time of grant of the Option) after the date he or she ceases to be an Employee or Consultant (as the case may be) of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

       (c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event an Employee or Consultant is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he or she may, but only within six (6) months (or such other period of time not exceeding 12 months as is determined by the Administrator at the time of grant of the Option) from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination (or to such greater extent as the Administrator may provide). To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.



       (d) Death of Optionee. In the event of the death of an Optionee, the entire Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12.    Adjustments Upon Changes in Capitalization,  Dissolution, Merger or Asset
Sale.

       (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

       (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

       (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that such successor corporation refuses to assume such Option or to substitute an equivalent option, such Options shall become fully vested and exercisable as to all of the Optioned Stock, including the Shares as to which the Options would not otherwise be vested and exercisable. If Options become fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

       (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

       (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

       (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       As a condition to the exercise of an Option, the Company may require the person exercising such Option to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Option Agreement. Options shall be evidenced by written option agreements in such form as the Administrator shall approve.